Exhibit 1.1

4,925,000 Shares

International Money Express, Inc.

Common Stock

UNDERWRITING AGREEMENT

September 30, 2020

Credit Suisse Securities (USA) LLC

As Representative of the Several Underwriters,
c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

1.          Introductory. SPC Intermex, LP, (the "Principal Selling Stockholder") and the additional stockholders listed in Schedule A hereto (the "Additional Selling Stockholders" and, together with the Principal Selling Stockholder, the "Selling Stockholders") agree severally with the Underwriters named in Schedule B hereto ("Underwriters") to sell to the several Underwriters an aggregate of 4,925,000 outstanding shares (the "Securities") of common stock, par value $0.0001 per share (the "Securities") of International Money Express, Inc., a Delaware Corporation (the "Company") (such 4,925,000 shares of Securities being hereinafter referred to as the "Firm Securities"). The Selling Stockholders also agree severally with the Underwriters to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 738,750 additional outstanding shares (the "Optional Securities") of the Company's Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities".

2.          Representations and Warranties of the Company and the Selling Stockholders.   (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)          Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-248902), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. "Registration Statement" at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information (if any) with respect to such registration statement, that in any case has not been superseded or modified. "Registration Statement" without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

"430B Information" means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

"430C Information" means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

"Act" means the Securities Act of 1933, as amended.

"Applicable Time" means 5:40 p.m. (Eastern time) on the date of this Agreement.

"Closing Date" has the meaning defined in Section 3 hereof.

"Commission" means the Securities and Exchange Commission.

"Effective Time" of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Final Prospectus" means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

"Rules and Regulations" means the rules and regulations of the Commission.

"Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof ("Sarbanes-Oxley"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The Nasdaq Stock Market LLC (the "Exchange Rules").

"Statutory Prospectus" with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information (if any) with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.

(ii)          Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon the Selling Stockholder Information (as defined below) or the written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter is that described as such in Section 8(c) hereof.

(iii)          Emerging Growth Company Status. The Company is an "emerging growth company," as defined in Section 2(a) of the Act (an "Emerging Growth Company"). Neither the Company nor any person authorized by the Company has engaged in any oral or written communication in connection with the offering of the Offered Securities in reliance on Section 5(d) of the Act.

(iv)          Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(v)          General Disclosure Package. As of the Applicable Time, neither the preliminary prospectus supplement, dated September 29, 2020, including the base prospectus, dated September 25, 2020 (which is the most recent Statutory Prospectus distributed to investors generally), nor the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "General Disclosure Package"), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus in reliance upon and in conformity with the Selling Stockholder Information or the written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)          No Free Writing Prospectus.  Neither the Company nor any affiliate of the Company has prepared or had prepared on its behalf or used or referred to any "free writing prospectus" as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Securities (other than through the Underwriters as contemplated by this Agreement).

(vii)          Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

(viii)          Subsidiaries.  Each of the Company's "significant" subsidiaries, as defined in Rule 1-02 of Regulation S-X, has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances or other similar rights.

(ix)          Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company, including the Offered Securities have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; and none of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options, other than stock options or restricted stock units that have been issued pursuant to the Company’s 2020 Omnibus Equity Compensation Plan subsequent to the date as of which such information is provided in the Registration Statement, the General Disclosure Package or the Prospectus. Except with respect to their initial issuance by the Company to the Selling Stockholders, the Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any "prospectus" (within the meaning of the Act and the Rules and Regulations) or used any "prospectus" or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(v) hereof, the General Disclosure Package and the Final Prospectus.

(x)          No Finder's Fee.  Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

(xi)          Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, "registration rights"), and, except as permitted in accordance with the prior written consent of the Representative, any person to whom the Company has granted registration rights that have not subsequently terminated has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xii)          Listing. The Offered Securities being sold by the Selling Stockholders pursuant to this Agreement are listed on The Nasdaq Stock Market LLC (the "Nasdaq").

(xiii)          Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities, except such as have been obtained, or made and  such as may be required under state securities laws or by the Financial Industry Regulatory Authority ("FINRA").

(xiv)          Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially and adversely affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xv)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)          Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii)          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii)          Possession of Licenses and Permits.  The Company and its subsidiaries possess all certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, "Licenses") necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, except where the failure to obtain or hold the same would not result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses in all material respects and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xix)          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent and the Company and its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors that could in either case have a Material Adverse Effect.

(xx)          Possession of Intellectual Property.  The Company and its subsidiaries own, possess or have rights to use the trademarks, trade names, patents, copyrights, domain names, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, "Intellectual Property Rights") sufficient for the conduct of the business as currently conducted by them, except where the failure to own, possess or have rights to use any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries (other than rights granted by the Company or its subsidiaries pursuant to non-exclusive licenses entered into in the ordinary course of business); (ii) the Company has no knowledge of infringement, misappropriation breach, default or other violation, or the occurrence of any event by the Company or any of its subsidiaries that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's or any subsidiary's rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, any of its subsidiaries in violation of the rights of any persons; except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(xxi)          Information Technology and Data Protection. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, data and databases (including (i) the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and (ii) any such data processed or stored by third parties on behalf of the Company and its subsidiaries (such data described in the foregoing clause (ii) being referred to as "Third Party Data")), equipment or technology, websites and functions used in connection with the business of the Company and the subsidiaries (collectively, "IT Systems and Data" and, without regard to Third Party Data, "Company IT Systems and Data"). The IT Systems and Data are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards and customary industry practices.  To the Company's knowledge, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company IT Systems and Data, and there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise relating to Third Party Data, except in each case for breaches, incidents, unauthorized access or disclosures, or other compromises that would not have a Material Adverse Effect. Neither the Company nor its subsidiaries have been notified of, and have no knowledge of, any event or condition that would result in, (i) any material security breach or incident, unauthorized access or disclosure or other compromise to the Company IT Systems and Data and (ii) any material security breach or incident, unauthorized access or disclosure or other material compromise to Third Party Data. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the use, privacy and security of IT Systems and Data and Third Party Data and to the protection of such IT Systems and Data and Third Party Data from unauthorized use, access, misappropriation or modification.

(xxii)          Environmental Laws.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (a) neither the Company nor any of its subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution,  protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, "Environmental Laws"), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) currently anticipates any material capital expenditures relating to any Environmental Laws.  For purposes of this subsection, "Hazardous Substance" means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(xxiii)          Accurate Disclosure.  The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings, "Description of Common Stock", "Material U.S. Federal Tax Considerations for Non-U.S. Holders", "Selling Stockholders",  and "Underwriting", as well as the statements in the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, under the headings "Government Regulation",  "Risks Relating to our Business – Changes in tax laws and unfavorable outcomes of tax positions we take could adversely affect our tax expense, liquidity, business and financial condition", "Risks Relating to Our Business – We and our agents are subject to numerous U.S. and international laws and regulations. Failure to comply with these laws and regulations could result in material settlements, fines or penalties and reputational harm, and changes in these laws or regulations could result in increased operating costs or reduced demand for our services, all of which may adversely affect our business, financial condition and results of operations", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv)          Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(xxv)          Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(xxvi)          Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company's Board of Directors (the "Board") are in compliance with all applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles ("GAAP") and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the "Audit Committee") of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a "material weakness" (as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "Internal Control Event"), any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would have a Material Adverse Effect. Within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a "significant deficiency" (as defined in Rule 12b-2 of the Exchange Act).

(xxvii)          Litigation.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including, to the knowledge of the Company, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the knowledge of the Company or any of its subsidiaries, threatened or contemplated.

(xxviii)          Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of their respective dates and their results of operations, stockholders' equity and cash flows for the periods included, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its subsidiaries. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46). There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus that are not so included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.

(xxix)          No Material Adverse Change in Business.  Except as disclosed in the Registration Statement, the General Disclosure Package or the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, that would result in a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxx)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(xxxi)          Ratings.  No "nationally recognized statistical rating organization" as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(xxxii)          Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to so file or pay would not have a Material Adverse Effect or as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency that would reasonably be expected to have a Material Adverse Effect has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(xxxiii)          Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxiv)          Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described therein. The Final Prospectus will contain the same description of the matters set forth in the preceding sentence contained in the General Disclosure Package.

(xxxv)          No Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director or officer nor, to the knowledge of the Company or any of its subsidiaries, any employee, agent or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer,  promise, or authorization or approval of any unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office ("Governmental Official") to improperly influence official action or secure an improper advantage in violation of any applicable anti-corruption laws; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

(xxxvi)          Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(xxxvii)          Economic Sanctions. The operations of the Company and of its subsidiaries are and have been conducted, since August 1, 2014, in compliance with sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union ("EU"), each EU member state, Her Majesty's Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, and other relevant sanctions authorities (collectively, "Sanctions" and each such sanctions authority a "Sanctions Authority"). Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company or any of its subsidiaries, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity ("Person") that is, (a) listed in any Sanctions-related list of sanctioned Persons maintained by a Sanctions Authority, (b) a Person located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a "Sanctioned Country") or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b) (each Person in clauses (a) through (c) being a "Sanctioned Person"). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions (i) with any Person that, at the time of the dealing or transaction, is or was a Sanctioned Person; or (ii) with or in any Sanctioned Country. The Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with Sanctions.

(xxxviii)          Other Offerings.  The Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxxix)          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(b)	Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

(i)          Title to Securities.  Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder, except, if such Selling Stockholder is not the Principal Selling Stockholder, for any liens, encumbrances, equities or claims arising under the Custody Agreement or the Powers of Attorney; and upon payment for the Offered Securities to be sold by such Selling Stockholder, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to a securities account of the Underwriters maintained at DTC (assuming that none of DTC, Cede or such other nominee or any of the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) with respect to such Offered Securities) (i) DTC shall be a "protected purchaser" of such Offered Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Offered Securities, and (iii) under Section 8-502 of the UCC, no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) to such securities entitlement may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the securities account of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii)          Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement and, if such Selling Stockholder is an Additional Selling Stockholder, the Custody Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except (1) such as have been obtained and made under the Act and (2) such as may be required under state securities laws or by FINRA or the Nasdaq, where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and, if such Selling Stockholder is an Additional Selling Stockholder, the Custody Agreement.

(iii)          Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Custody Agreement (in the case of the Additional Selling Stockholders) and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (2) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (3) the charter or by-laws or similar organizational documents of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, as applicable, except, in the case of clauses (1) and (2), as would not be reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement and, if such Selling Stockholder is an Additional Selling Stockholder, the Custody Agreement.

(iv)          Power of Attorney and Custody Agreement.  The Power of Attorney and related Custody Agreement with respect to each Additional Selling Stockholder has been duly authorized, executed and delivered by such Additional Selling Stockholder and constitutes the valid and legally binding obligations of such Additional Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(v)          Compliance with the Requirements of the Act and General Disclosure Package.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It is understood and agreed that this Section 2(b)(vi) applies only to written information furnished to the Company by such Selling Stockholder, which written information consists of the name of such Selling Stockholder, the number of Securities and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption "Selling Stockholders" in the Registration Statement, the General Disclosure Package and the Final Prospectus (such information, the "Selling Stockholder Information").

(vi)          Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(vii)          Absence of Manipulation.  Neither such Selling Stockholder nor any affiliate of such Selling Stockholder has taken, nor will such Selling Stockholder or any affiliate thereof take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(viii)          No Free Writing Prospectus.  Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to any "free writing prospectus" as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Securities (other than through the Underwriters as contemplated by this Agreement).

(ix)          Associated Persons.  Neither such Selling Stockholder nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(x)          Obligations Irrevocable. In the case of each Additional Selling Stockholder, the Securities represented by the certificates or book-entry shares held in custody under the Custody Agreement for such Selling Stockholder are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody and the appointments of each Attorney-in-Fact and the Custodian are irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law (whether by death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust Selling Stockholder, by the death or incapacity of any executor or trustee thereof or the termination of such trust or estate, or in the case of a partnership or corporation Selling Stockholder, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event); and if any individual Selling Stockholder or trustee or executor of any estate or trust Selling Stockholder should die or become incapacitated, if any estate or trust Selling Stockholder should be terminated, if any partnership or corporation Selling Stockholder should be dissolved or liquidated or if any other event should occur before the delivery of the Securities to the Underwriters hereunder, certificates or book-entry shares for the Securities to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and all action taken by the Attorneys-in-Fact or any of them under the Power of Attorney or by the Custodian under the Custody Agreement shall be as valid, in each such case as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such death, incapacity, termination, dissolution, liquidation or other event.

3.          Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $12.7575 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in their discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form and/or book-entry shares for the Offered Securities to be sold by the Additional Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under the Custody Agreements made with Continental Stock Transfer & Trust Company, as custodian ("Custodian"). Each Additional Selling Stockholder agrees that the shares represented by the certificates or in book-entry form held in custody for the Additional Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Additional Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Additional Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Additional Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Additional Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Principal Selling Stockholder and the Custodian will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Principal Selling Stockholder, in the case of shares sold thereby, and the Custodian in the case of shares sold by the Additional Selling Stockholders, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at One Manhattan West, New York, New York 10001 at 9:00 a.m., New York time, on October 5, 2020, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the DTC unless the Representative shall otherwise instruct and evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of shares of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholder in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Principal Selling Stockholder and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefore in Federal (same day) funds by wire transfers to accounts at banks acceptable to the Representative drawn to the order of each of the Principal Selling Stockholder and the Custodian, at the above office of Skadden, Arps, Slate, Meagher & Flom LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representative shall otherwise instruct and evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at a reasonable time in advance of such Optional Closing Date.

4.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.          Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)
Additional Filings. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) in a form approved by the Representative, with the Commission, pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company acknowledges that it is an "ineligible issuer" as defined in Rule 405 and accordingly will not prepare or have prepared on its behalf or use or refer to any "free writing prospectus" as defined in Rule 405.

(b)
Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)
Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)
Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)
Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, and upon the request of the Representative, signed copies of the Registration Statement, any Statutory Prospectus, and the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)
Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designate and will continue such qualifications in effect so long as required for the distribution.

(g)
Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request; provided, however, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) ("EDGAR"), it shall not be required to furnish such reports or statements to the Underwriters.

(h)
Payment of Expenses.  The Company and each Selling Stockholder agree with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, General Disclosure Package and the Final Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among the Underwriters, this Agreement, any Blue Sky memoranda required, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws, including the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with any Blue Sky survey; (iv) all fees and expenses in connection with listing the Offered Securities on the Nasdaq; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offered Securities (such counsel fees and disbursements not to exceed $30,000); (vi) the cost of preparing stock certificates, if any; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (ix) the fees, disbursements and expenses of one counsel for the Principal Selling Stockholder and one counsel for the Additional Selling Stockholders and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section and (b) subject to the Company's registration rights agreement, dated July 26, 2018, each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder (to the extent not paid by the Company) and (ii) all expenses and transfer taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Offered Securities pursuant to this Agreement, and that, except as provided in this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and stock transfer taxes on resale of any of the Offered Securities by them.

(i)
Absence of Manipulation.  The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j)
Restriction on Sale of Securities by Company.  For the period specified below (the "Lock-Up Period"), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities ("Lock-Up Securities"): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative; except that the restrictions of this Section 5(j) shall not apply to (a) the Offered Securities sold hereunder, (b) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof and described in the General Disclosure Package or (c) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and described in the General Disclosure Package or issuances of Lock-Up Securities pursuant to the exercise of such options. The Lock-Up Period will commence on the date hereof and continue for 75 days after the date hereof or such earlier date that the Representative consent to in writing.

(k)
Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

6.          Reserved.

7.          Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)
Accountants' Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of BDO USA LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in the form and substance satisfactory to the Representative (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three days prior to such Closing Date).

(b)
Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)
No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)
Opinion and 10b-5 Statement of Counsel for the Company.  The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Holland & Knight LLP (“H&K”), counsel for the Company, in the form attached hereto as Exhibit A.

(e)
Opinion of Counsel for Certain Selling Stockholders. The Representative shall have received an opinion, dated such Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to SPC Intermex, LP and Latin American Investments Holding Inc., in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively.

(f)
Opinion of Counsel with respect to the Robert Lisy Family Revocable Living Trust. The Representative shall have received an opinion, dated such Closing Date, of H&K with respect to the Robert Lisy Family Revocable Living Trust, in form and substance previously agreed upon in the form attached hereto as Exhibit C.

(g)
Opinion and 10b-5 Statement of Counsel for Underwriters.  The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)
Officers' Certificates. The Representative shall have received a certificate, dated such Closing Date, of: (A) an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects (except that such materiality qualifier shall not apply to any representations and warranties that are by their terms qualified as to materiality, which representations and warranties will be true and correct in all respects); (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, (iv) subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or the Final Prospectus, or as described in such certificate;

(A)          an authorized officer of the Principal Selling Shareholder in which such officer, in such capacity, shall state that (i) the representations and warranties of the Principal Selling Shareholder in this Agreement are true and correct in all material respects on and as of such Closing Date (except that such materiality qualifier shall not apply to any representations and warranties that are by their terms qualified as to materiality, which representations and warranties will be true and correct in all respects) and (ii) the Principal Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(B)          the Attorney-in-Fact on behalf of each Additional Selling Stockholders listed on Schedule A hereto, in which such Attorney-in-Fact, in such capacity, shall state that (i) the representations and warranties of each Additional Selling Stockholder in this Agreement are true and correct on and as of such Closing Date and (ii) each Additional Selling Stockholder has complied in all material respects with all its agreements contained herein and has satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i)
Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup agreements in the form set forth on Exhibit D hereto from each executive officer and director of the Company and each Selling Stockholder specified in Schedule D to this Agreement.

(j)
The Custodian will deliver to the Representative a letter stating that it will deliver to each Additional Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(k)
The Principal Selling Stockholder will deliver to the Representative a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(l)
FinCEN Certificate.  On or before the date of this Agreement, the Representative shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network ("FinCEN") from the Company and each Selling Stockholder in form and substance reasonably satisfactory to the Representative, along with such additional supporting documentation as the Representative have reasonably requested in connection with the verification of the foregoing certificate.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.          Indemnification and Contribution.    Indemnification of Underwriters by Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an "Indemnified Party"), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus as of any time, or the Final Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Stockholder Information or the written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)
Indemnification of Underwriters by Selling Stockholders.  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the Selling Stockholders will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by any such Selling Stockholder specifically for use therein.

(c)
Indemnification of Company and Selling Stockholders.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an "Underwriter Indemnified Party") against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, or the Final Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the 5th paragraph and the information set forth in the 10th and 11th paragraphs under the caption "Underwriting".

(d)
Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)
Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.          Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse, and the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Termination.  The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter,  any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than because of the termination of this Agreement pursuant to Section 9 hereof or Section 10 hereof (other than clause (ii) of such Section 10), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.          Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629; Facsimile: (212) 325-4296; Attention: IBCM-Legal; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9480 South Dixie Highway, Miami, Florida 33156, Facsimile: (305) 670-7093; Attention: Tony Lauro II, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed as set forth on Schedule A; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.          Representation of Underwriters and Additional Selling Stockholders. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative jointly will be binding upon all the Underwriters. Each of Robert Lisy and Tony Lauro II, or either of them acting alone, will act for the Additional Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Robert Lisy and Tony Lauro II, or either of them acting alone in accordance with the terms of the Powers of Attorney, will be binding upon all the Additional Selling Stockholders.

15.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.          Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)
No Other Relationship.  The Representative have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other,  has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative have advised or are advising the Company or the Selling Stockholders on other matters;

(b)
Arms' Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Underwriter shall have any responsibility or liability to the Company or the Selling Stockholders with respect thereto.  Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the other Underwriters and shall not be on behalf of the Company or the Selling Stockholders. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representative may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representative and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Securities at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

(c)
Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)
Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including  stockholders, employees or creditors of the Company.

17.          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.          Waiver of Jury Trial. The Company and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Recognition of the U.S. Special Resolution Regimes.

(i)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

"BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. Sec. 1841(k).

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. Sec. 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. Sec.Sec. 252.81, 47.2 or 382.1, as applicable.

"U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Principal Selling Stockholder, the Additional Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SPC Intermex, LP

By	/s/ Adam P. Godfrey
Name:	Adam P. Godfrey

Title:	Authorized Signatory

The Additional Selling Stockholders named in Schedule A hereto:

By	/s/ Tony Lauro
Name:	Tony Lauro

As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule A hereto

International Money Express, Inc.

By	/s/ Tony Lauro
Name:	Tony Lauro

Title:	CFO

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ David Goldstein
Name: David Goldstein
Title: Managing Director

Acting on behalf of themselves and as the Representative of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholders	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Principal Selling Stockholder
SPC Intermex, LP	4,500,000	613,750

Additional Selling Stockholders
Robert Lisy Family Revocable Living Trust	125,000	125,000
Latin American Investments Holding Inc.	300,000	-
Total	4,925,000	738,750

The notice addresses for the Selling Stockholders for purposes of Section 12 of this Agreement are as follows:

Principal Selling Stockholder:

SPC Intermex, LP
444 Madison Avenue, 25th Floor
New York, New York 10022
Attention: Robert Jahn
Facsimile: (212) 202-4910

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Meredith Mackey and Steven Epstein
Facsimile: (212) 859-4000

Additional Selling Stockholders:

Latin American Investments Holding Inc.
1200 Brickell Avenue, Suite 860, Miami, Florida 33131

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Meredith Mackey and Steven Epstein
Facsimile: (212) 859-4000

Robert Lisy Family Revocable Living Trust
9480 S. Dixie Highway
Miami, Florida 33156

with a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, Florida 33131
Attention: Ira N. Rosner
Facsimile: (305) 789-7799

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	2,314,750
BTIG, LLC	837,250
BMO Capital Markets Corp.	443,250
JMP Securities LLC	443,250
KeyBanc Capital Markets Inc.	443,250
Northland Securities, Inc.	443,250

Total	4,925,000

SCHEDULE C

1.          Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities.

SCHEDULE D

Robert Lisy
Adam Godfrey
Kurt Holstein
Christopher Lofgren
Michael Purcell
John Rincon
Justin Wender
Tony Lauro
Randall D. Nilsen
Eduardo Azcarate
Jose Perez-Villarreal
Joseph Aguilar
SPC Intermex, LP
Robert Lisy Family Revocable Living Trust
Latin American Investments Holding Inc.

Exhibit A

Form of Opinion of Counsel to the Company

1.          The Company is a corporation duly incorporated and validly existing in good standing under the Delaware General Corporation Law (the "DGCL"), and has requisite corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package.

2.          Each of the Company's "significant" subsidiaries, as defined in Rule 1-02 of Regulation S-X, formed in the United States (collectively, the "Subsidiaries") has been duly formed and is existing and in good standing under the laws of the state of its jurisdiction of its formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; all of the issued and outstanding capital stock or other equity interests of each Subsidiary has been duly authorized and validly issued and is fully paid and, in the case of corporate entities, nonassessable; and the capital stock or equity interests of each Subsidiary is owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances or other similar rights, except as otherwise disclosed in the General Disclosure Package.

3.          The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, conform in all material respects to the information set forth in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities.

4.          Except as described in the General Disclosure Package, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights with respect to the sale of the Offered Securities pursuant to the Underwriting Agreement, and  except as permitted in accordance with the prior written consent of the Representative, any person to whom the Company has granted demand registration rights and is participating in the sale of the Offered Securities pursuant to the Underwriting Agreement has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 of the Underwriting Agreement.

5.          The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act.

6.          No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Offered Securities, except such as (i) have been obtained or made, (ii) may be required under state securities laws, and (iii) may be required under the bylaws, rules or regulations of the Financial Industry Regulatory Authority, Inc. in connection with the Final Prospectus.

7.          The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of the Company, (b)  result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge  or encumbrance upon any property or assets of the Company pursuant to, any agreement described in or filed as an exhibit to, or incorporated by reference into, the Registration Statement, or (c) contravene any statute, rule, regulation or order of any governmental agency or body of the State of New York, the DGCL, or the United States, or of the courts of such jurisdictions that are, in our experience, typically applicable to transactions of the nature contemplated by the Underwriting Agreement; provided, however, that with respect to clause (b), we express no opinion with respect to any breach or default under any agreement  involving financial covenants or similar provisions requiring financial calculations to ascertain compliance; and provided, further, that with respect to clause (c), we express no opinion with respect to the provisions of the Underwriting Agreement insofar as they provide for indemnification for violations of federal or state securities laws or for contribution in respect of actions or liabilities arising out of such violations.

8.          Based on a review of the notice of effectiveness set forth on the Commission’s EDGAR page, the Registration Statement was declared effective under the Act as of the Effective Time, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b)(4) on           , and based solely on a review of the  Commission’s website stop orders page, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending  under the Act; the statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and Final Prospectus under the headings “Description of Capital Stock”, “U.S. Federal Income Tax Considerations for Non-U.S. Holders”, “Government Regulation”, “Underwriting” (excluding the disclosures under the sub-caption “Selling Restrictions” to which we express no opinion), “Risks Relating to our Business – Changes in tax laws and unfavorable outcomes of tax positions we take could adversely affect our tax expense, liquidity, business and financial condition”, and “Risks Relating to Our Business – We and our agents are subject to numerous U.S. and international laws and regulations. Failure to comply with these laws and regulations could result in material settlements, fines or penalties, and changes in these laws or regulations could result in increased operating costs or reduced demand for our services, all of which may adversely affect our business, financial condition and results of operations”, in each case as they purport to summarize legal matters, documents, or proceedings referred to therein, fairly present in all material respects such legal matters, agreements, documents, or proceedings; and to our knowledge, there are no legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described therein as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

9.          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

10.          Neither the Company nor any of its Subsidiaries is in violation of their respective charter, bylaws, or other entity governance documents and, to our knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any agreement described in or filed as an exhibit to, or incorporated by reference into, the Registration Statement or the General Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement.

11.          The Registration Statement, as of the Effective Time, and the Final Prospectus, as of the date of the Prospectus Supplement, and each amendment or supplement thereto, as of this date, appears on its face to be appropriately responsive in all material respects to the requirements of Form S-3 and the rules and regulations of the Commission relating to such form and schedule, respectively, and (b) nothing has come to our attention to lead us to believe that (i) as of the Effective Time and the date hereof, the Registration Statement (other than the financial statements, the notes and schedules thereto, as to which we express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the date of the Prospectus Supplement and as of the date hereof, the Final Prospectus (other than the financial statements, the notes and schedules thereto, as to which we express no opinion) or any amendment or supplement thereto, as of the date of the Prospectus Supplement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or (iii) that the General Disclosure Package (other than the financial statements, the notes and schedules thereto, as to which we express no opinion), as of the Applicable Time or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B-1

Form of Opinion of Counsel to SPC Intermex, LP

1.          The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

2.          The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the sale of the Shares by the Selling Stockholder thereunder will not contravene the certificate of limited partnership or the limited partnership agreement of the Selling Stockholder.

3.          The execution and delivery by the Selling Stockholder of the Underwriting Agreement and the sale of the Shares by the Selling Stockholder thereunder will not (a) breach or cause a default under any agreement identified to us in Schedule A to the Officer’s Certificate, (b) violate any provision of applicable United States of America or State of New York law, rule or regulation, or any applicable provision of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), or (c) violate any judgment, order or decree of any governmental body, agency or court of the United States of America, the State of New York or the State of Delaware applying or interpreting the DRULPA, in each case identified to us on Schedule B to the Officer’s Certificate, except for such breaches, defaults or violations that would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to perform its obligations under the Underwriting Agreement.

4.          No consent, approval, authorization or order of, or filing with, any governmental agency or body of the United States of America, the State of New York or the State of Delaware applying or interpreting the DRULPA is required to be obtained or made by the Selling Stockholder for the execution and delivery of the Underwriting Agreement or the sale of the Shares by the Selling Stockholder thereunder, except for (i) all consents, approvals, authorizations, orders or filings that have been obtained or made, (ii) all consents, approvals, authorizations, orders or filings that may be required under federal, state or foreign securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iii) such consents, approvals, authorizations, orders or filings which the failure to obtain or make would not, individually or in the aggregate, materially adversely affect the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement.

5.          Upon (i) payment for the Shares to be sold by the Selling Stockholder as provided in the Underwriting Agreement and (ii) The Depository Trust Company (“DTC”) indicating by book entry on its records that such Shares have been credited to the securities accounts of the Underwriters, (A) under Section 8-501 of the Uniform Commercial Code of the State of New York in effect on the date hereof (the “UCC”), the Underwriters will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Shares and (B) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) with respect to such Shares may be asserted against the Underwriters with respect to such security entitlement.  We have assumed, for purposes of our opinions in this paragraph 5, that when such payment and crediting occur, (v) such Shares will have been registered in the name of Cede & Co. (“Cede”) as nominee of DTC or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (w) DTC will be a “clearing corporation” within the meaning of Section 8-102 of the UCC, (x) the “securities intermediary’s jurisdiction” of DTC with regard to such securities accounts of the Underwriters, for purposes of Section 8-110 of the UCC, is the State of New York, (y) the account agreement with regard to such account of the Underwriters at DTC provides that the law of the State of New York governs all issues referred to in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “HCS”), and, at the time that such account agreements were entered into, DTC had a physical office in the United States that met the criteria set forth in Article 4(1)(a) or (b) of the HCS, and (z) none of DTC, Cede (or such other nominee as may be designated by DTC) or the Underwriters has “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to the Shares.

Exhibit B-2

Form of Opinion of Counsel to Latin American Investments Holding Inc.

1.          The Underwriting Agreement has been duly executed and delivered by the Selling Stockholder, to the extent such execution and delivery are governed by the laws of the State of New York.

2.          Each of the Power of Attorney and Custody Agreement has been duly executed and delivered by the Selling Stockholder, to the extent such execution and delivery are governed by the laws of the State of New York, and each constitutes a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

3.          The execution and delivery by the Selling Stockholder of the Documents and the sale of the Shares by the Selling Stockholder thereunder will not (a) breach or cause a default under any agreement identified to us in Annex A to the Officer’s Certificate, (b) violate any provision of applicable United States of America or State of New York law, rule or regulation, or (c) violate any judgement, order or decree of any governmental body, agency or court of the United States of America or the State of New York, in each case identified to us on Schedule B to the Officer’s Certificate, except for such breaches, defaults or violations that would not, individually or in the aggregate, materially adversely affect the ability of such Selling Stockholder to perform its obligations under the Documents.

4.          No consent, approval, authorization or order of, or filing with, any governmental agency or body of the United States of America or the State of New York is required to be obtained or made by the Selling Stockholder for execution and delivery of the Underwriting Agreement or the sale of the Shares by the Selling Stockholder under the Documents, except for (i) all consents, approvals, authorizations, orders or filings that have been obtained or made, (ii) all consents, approvals, authorizations, orders or filings that may be required under federal, state or foreign securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iii) such consents, approvals, authorizations, orders or filings which the failure to obtain or make would not, individually or in the aggregate, materially adversely affect the ability of the Selling Stockholder to perform its obligations under the Underwriting Agreement.

5.          Upon (i) payment for the Shares to be sold by the Selling Stockholder as provided in the Underwriting Agreement and (ii) The Depository Trust Company (“DTC”) indicating by book entry on its records that such Shares have been credited to the securities accounts of the Underwriters, (A) under Section 8-501 of the Uniform Commercial Code of the State of New York in effect on the date hereof (the “UCC”), the Underwriters will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Shares and (B) under Section 8-502 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) with respect to such Shares may be asserted against the Underwriters with respect to such security entitlement.  We have assumed, for purposes of our opinions in this paragraph 5, that when such payment and crediting occur, (v) such Shares will have been registered in the name of Cede & Co. (“Cede”) as nominee of DTC or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (w) DTC will be a “clearing corporation” within the meaning of Section 8-102 of the UCC, (x) the “securities intermediary’s jurisdiction” of DTC with regard to such securities accounts of the Underwriters, for purposes of Section 8-110 of the UCC, is the State of New York, (y) the account agreement with regard to such account of the Underwriters at DTC provides that the law of the State of New York governs all issues referred to in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “HCS”), and, at the time that such account agreements were entered into, DTC had a physical office in the United States that met the criteria set forth in Article 4(1)(a) or (b) of the HCS, and (z) none of DTC, Cede (or such other nominee as may be designated by DTC) or the Underwriters has “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to the Shares.

Exhibit C

Form of Opinion of Counsel to Certain Additional Selling Stockholders

1.          The execution and delivery by the Robert Lisy Family Revocable Living Trust of the Underwriting Agreement, Power of Attorney and the Custody Agreement of such Selling Stockholder and the performance by such Selling Stockholder of its obligations thereunder (other than its obligations under the indemnification and contribution provisions, as to which we express no opinion) will not result in (i) a violation or breach of the constituent documents of such Selling Stockholder; (ii) a violation or breach of, or constitute a default under, any agreement to which such Selling Stockholder is a party that is filed as an exhibit to the Registration Statement; or (iii) a violation of the Florida Trust Code of the State of Florida or any statute, rule, regulation or order known to us to be applicable to such Selling Stockholder of any U.S. Federal or New York governmental agency or body or any U.S. Federal or New York court having jurisdiction over such Selling Stockholder and its properties.

2.          Such Selling Stockholder is, on the date hereof, the record owner of the Securities to be sold by such Selling Stockholder under the Underwriting Agreement.

3.          The Power of Attorney and related Custody Agreement has been duly authorized by such Selling Stockholder and duly executed and delivered by such Selling Stockholder and constitute valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms.

4.          No consent, approval, authorization or order of, or filing (a "Consent'') with, any U.S. Federal or New York governmental agency or body, or any consent under the Florida Trust Code of the State of Florida is required to be obtained or made by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated by the Custody Agreement or the Underwriting Agreement in connection with the offering and sale of the Securities sold by such Selling Stockholder, except (i) such as have been obtained or made prior to the date hereof and (ii) such as may be required under state securities or "blue sky" laws (as to which we express no opinion), the rules and regulations of the Financial Industry Regulatory Authority, Inc. ("FINRA") (as to which we express no opinion) and the Act.

5.          Upon payment for the Securities to be sold by such Selling Stockholder pursuant to the Underwriting Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or to such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Securities in the name of Cede or such other nominee as may be designated by DTC and the crediting of such Securities on the books of DTC to a securities account of the Underwriters maintained at DTC (assuming that none of DTC, Cede or such other nominee or any of the Underwriters has notice of any adverse claim within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "NY UCC") with respect to such Securities), (i) under Section 8-501 of the NY UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (ii) under Section 8-502 of the NY UCC, no action based on any "adverse claim" (within the meaning of Section 8-102 of the NY UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement.

6.          The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

Exhibit D

Form of Lock-Up Agreement

, 2020

Credit Suisse Securities (USA) LLC

c/o Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Re:          International Money Express, Inc. Lock-Up Agreement

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the "Underwriting Agreement") and for other good and valuable consideration, the receipt of which is hereby acknowledged, with International Money Express, Inc. and the selling stockholders named therein relating to the public offering (the "Offering") of shares of common stock, par value $0.0001 (the "Securities") of International Money Express, Inc., a Delaware corporation (the "Company"), the undersigned hereby agrees that during the period specified in the following paragraph (the "Lock-Up Period"), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (collectively, "Transfer"), nor to the extent that the undersigned is entitled to demand registration rights under the Company’s Registration Rights Agreement, dated July 26, 2018, as amended, exercise any such demand rights, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, as representative of the several underwriters named in the Underwriting Agreement (the "Representative").

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until and include the [earlier of (1) the effective date of the undersigned’s resignation as an officer of the Company and (2) the day]1[date]2 that is 75 days after the public offering date set forth on the final prospectus used to sell the Securities (the "Public Offering Date") pursuant to the Underwriting Agreement ([such earlier date,]3 the “Expiration Date”).

1 To be included in the Lock-Up Agreements signed by Tony Lauro II and Jose Perez-Villareal.
2 To be included in all Lock-Up Agreements signed by parties other than Tony Lauro II and Jose Prez-Villareal.
3 To be included in the Lock-Up Agreements signed by Tony Lauro II and Jose Perez-Villareal.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned on the open market following the Offering will not be subject to this Lock-Up Agreement if (i) any dispositions of such Securities are not required during the Lock-Up Period to be reported with the Securities and Exchange Commission (the "Commission") on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such dispositions during the Lock-Up Period.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may Transfer Securities without the prior written consent of the Representative, provided that (a) with respect to Transfers pursuant to clauses (i), (ii), (iii), (iv) and (v) below, (1) the Representative receive a signed Lock-Up Agreement for the balance of the period through the Expiration Date from each donee, trustee, distributee, or transferee, as the case may be (unless such donee, trustee, distributee or transferee has already signed such a Lock-Up Agreement), (2) such Transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the 1934 Act, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers, (b) with respect to Transfers pursuant to clauses (vi) and (vii) below, any Securities received upon such conversion, exchange or exercise shall remain subject to this Lock-Up Agreement, (c) with respect to Transfers pursuant to clause (ix) below, the Representative receive a signed Lock-Up Agreement for the balance of the period prior to the Expiration Date from each limited partner, assignee or transferee, as the case may be (unless such limited partner, assignee or transferee has already signed such a Lock-Up Agreement), and (d) with respect to Transfers pursuant to clauses (vi), (vii), (viii), (ix) and (x) below, any required filing reporting any such Transfer with the Commission pursuant to Section 16 of the 1934 Act shall briefly note the applicable circumstances that cause such exception to apply and explain that such filing relates solely to Transfers within such exception, unless, in the case of clause (viii), such disclosure would be prohibited by any applicable law, regulation or order of a court or regulatory agency (provided that in no event shall the undersigned voluntarily effect any public filing or report regarding such Transfers):

(i)	as a bona fide gift or gifts; or

(ii)
to any immediate family member of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned (for purposes of this Lock-Up Agreement, "immediate family member" shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin); or

(iii)	by will or intestacy upon the death of the undersigned; or

(iv)
as a distribution to limited partners, members or shareholders of the undersigned (including, to avoid doubt, any internal allocation among such partners, members or shareholders of the undersigned pursuant to the terms and conditions of the governing documents of the undersigned); or

(v)
to the undersigned's subsidiaries or affiliates or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned; or

(vi)	through the conversion, exchange or exercise of any securities convertible into or exercisable or exchangeable for the Securities; or

(vii)
to exercise or settle, via a disposition to the Company, equity awards disclosed in the registration statement relating to the public offering of Securities, including through any "cashless" exercise thereof, including a disposition to the Company for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise or settlement; or

(viii)	pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned's ownership of Securities; or

(ix)
pursuant to a bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Securities in connection with such transaction or series of related transactions, or vote any Securities in favor of such transaction or series of related transactions), provided that in the event such transaction or series of related transactions is not completed, the Securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(x)	[the Securities (as defined in the Underwriting Agreement) to be sold by the Selling Stockholders pursuant to the Underwriting Agreement.][4][; or

(xi)	up to 100,000 Securities pursuant to a written trading plan in existence on the date hereof and established pursuant to Rule 10b5-1 of the 1934 Act.][5]

For purposes of this Lock-Up Agreement, "change of control" means any bona fide third party tender offer, merger, consolidation, equity purchase or other similar transaction or series of related transactions, the result of which is that any "person" (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, its affiliates and any investment fund or other entity controlled or managed by it or any of them becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of 50% or more of the total voting power of all classes and series of shares of beneficial ownership generally entitled to vote in the election of directors of the Company.

Notwithstanding anything herein to the contrary, the undersigned may enter into a (or maintain an existing) written trading plan established pursuant to Rule 10b5-1 of the 1934 Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the 1934 Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period. [Notwithstanding the foregoing, the undersigned may Transfer 100,000 Securities pursuant to an existing written trading plan established pursuant to Rule 10b5-1 of the 1934 Act during the Lock-Up Period; provided that, to the extent a public announcement or filing under the 1934 Act shall be required of or voluntarily made by or on behalf of the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such Transfer is pursuant to an existing written trading plan established pursuant to Rule 10b5-1 of the 1934 Act.] 6

4 To be included in any Lock-Up Agreement signed by a Selling Stockholder.
5 To be included in the Lock-Up Agreements signed by Jose Perez-Villareal.
6 To be included in the Lock-Up Agreements signed by Jose Perez-Villareal.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representative and the other Underwriters are not making a recommendation to you to participate in the Offering, enter into this Letter Agreement, or sell any Securities at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if (1) the [Public Offering Date]7[public offering date set forth on the final prospectus used to sell the Securities pursuant to the Underwriting Agreement] 8 shall not have occurred on or before October 19, 2020, (2) each of the Representative informs the Company that it does not intend to proceed as an underwriter for the public offering of Securities or (3) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of the Securities to be sold thereunder.  This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

 [Signature page follows]

7 To be included in any Lock-Up Agreement signed by a Selling Stockholder.
8 To be included in the Lock-Up Agreements signed by Jose Perez-Villareal.

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)
Address:	Address: